                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                               _________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  ACE LIMITED
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             (Exact name of Registrant as specified in its charter)


        Cayman Islands                                           98-0091805
------------------------------------                  --------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification No.)


       The ACE Building, 30 Woodbourne Avenue, Hamilton, HM 08, Bermuda
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              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                     -----------------------------------

     Income PRIDES                             New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-78841

Securities to be registered pursuant to Section 12(g) of the Act:
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                                _______________

                                      None

                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereby are Income PRIDES of ACE Limited, each consisting of a purchase contract and a Cumulative Redeemable Preferred Share, Series A, no par value per preferred share, of ACE Limited.

     For a description of the Income PRIDES of ACE Limited, reference is made to the Registration Statement on Form S-3 (File No. 333-78841) filed with the Securities and Exchange Commission on May 20, 1999, as amended, and the preliminary prospectus supplement dated April 3, 2000 for the Income PRIDES included therein, which description is incorporated herein by reference. Definitive copies of the prospectus supplement and prospectus describing the Income PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS

     -------------------------------------------------------------------------------------------------------------------------------
     Exhibit No.                                                 Exhibit
     -----------                                                 -------
     -------------------------------------------------------------------------------------------------------------------------------
        1                Form of Purchase Contract Agreement between ACE Limited and The Bank of New York, as Purchase Contract
                         Agent (incorporated by reference to Exhibit 99.1 to ACE Limited's Current Report on Form 8-K dated April 3,
                         2000 (the "Form 8-K"))
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        2                Form of Pledge Agreement among ACE Limited, The Bank of New York, as Collateral Agent, Custodial Agent and
                         Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (incorporated by reference to
                         Exhibit 99.2 to the Form 8-K)
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        3                Form of Income PRIDES (included in Exhibit 99.1 to the Form 8-K)
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        4                Form of Certificate of the Powers, Designations, Preferences and Rights of the __% Cumulative Redeemable
                         Preferred Shares, Series A, of ACE Limited (incorporated by reference to Exhibit 99.4 to the Form 8-K)
------------------------------------------------------------------------------------------------------------------------------------
        5                Form of Remarketing Agreement between ACE Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                         as Remarketing Agent (incorporated by reference to Exhibit 99.5 to the Form 8-K)
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

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2000

                                    ACE LIMITED



                                    By:    /s/ Peter N. Mear
                                        --------------------------------------
                                    Name:  Peter N. Mear
                                    Title: General Counsel and Secretary


                                      -4-
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                                 EXHIBIT INDEX
                                 -------------

--------------------------------------------------------------------------------
Exhibit No.                                       Exhibit
-----------                                       -------
     1 Form of Purchase Contract Agreement between ACE Limited and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 99.1 to ACE Limited's Current Report on Form 8-K dated April 3, 2000 (the
                    "Form 8-K"))
--------------------------------------------------------------------------------
     2 Form of Pledge Agreement among ACE Limited, The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (incorporated by reference to Exhibit 99.2 to the Form 8-K)
--------------------------------------------------------------------------------
     3              Form of Income PRIDES (included in Exhibit 99.1 to the
                    Form 8-K)
--------------------------------------------------------------------------------

     4 Form of Certificate of the Powers, Designations, Preferences and Rights of the __% Cumulative Redeemable Preferred Shares, Series A, of ACE Limited (incorporated by reference to Exhibit 99.4 to the Form 8-K)
--------------------------------------------------------------------------------
     5 Form of Remarketing Agreement between ACE Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent
--------------------------------------------------------------------------------

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